                                                                   Exhibit 10.43


                    PENSION PLAN FOR EXECUTIVE EMPLOYEES OF
                  COMMUNICATION & POWER INDUSTRIES CANADA INC.
                       (AS APPLICABLE TO JOE CALDARELLI)



                         EFFECTIVE FROM JANUARY 1, 2002



SIGNED AT Georgetown this 17 DAY OF DECEMBER 2002.


/s/ Illegible
    ----------------------------------------
    SIGNATURE

    Director of Finance
    ----------------------------------------
    TITLE

                               TABLE OF CONTENTS

SECTIONS                                               PAGES
--------                                               -----

1.   -    DEFINITIONS                                  1-3

2.   -    ELIGIBILITY AND MEMBERSHIP                   4

3.   -    CONTRIBUTIONS                                5

4.   -    RETIREMENT                                   6-10

5.   -    OPTIONAL FORMS OF PENSION                    11

6.   -    BENEFITS ON TERMINATION OF EMPLOYMENT        12

7.   -    BENEFITS ON DEATH                            13-14

8.   -    PORTABILITY                                  15

9.   -    LEAVES OF ABSENCE                            16-17

10.  -    PENSION FUND                                 18

11.  -    CHANGE OR TERMINATION OF THE PLAN            19

12.  -    GENERAL                                      20-21



          SUPPLEMENT A

SECTION 1 - DEFINITIONS

1.01 In this text the following words and phrases shall have the meanings given unless the context clearly requires a different meaning. Reference to the male gender includes the female gender. Words implying the singular may be taken to mean the plural, and the plural may be taken to mean the singular.

1.02 "ACTUARY" means a person qualified as a Fellow of the Canadian Institute of Actuaries appointed as Actuary for the Plan by the Employer.

1.03 "ACTUARIAL EQUIVALENT" means a benefit of equivalent value determined on the basis of mortality tables, rates of interest and rules adopted from time to time by the Employer for this purpose on the recommendation of the Actuary.

1.04 "APPLICABLE LEGISLATION" means the Ontario Pension Benefits Act (including any regulations thereunder), any Act of a similar nature of any other Province (including any regulations thereunder) or that Act which may be applicable if only one of the said Acts be applicable, and shall include the Income Tax Act of Canada and the regulations thereunder and any administrative rules pursuant thereto.

1.05 "COMMUTED VALUE" means the value calculated in the manner prescribed by Applicable Legislation as of a fixed date of a pension, a deferred pension, a pension benefit or an ancillary benefit, determined in accordance with the "Recommendations for the Computation of Transfer Values from Registered Pension Plans" issued by the Canadian Institute of Actuaries.

1.06 "CONNECTED EMPLOYEE" means an Employee who is a connected person as defined under Income Tax Regulation 8500(3).

1.07 "CONSUMER PRICE INDEX" means the Canada all-terms Consumer Price Index as published by Statistics Canada.

1.08 "CONTINUOUS", means, in relation to membership in the Plan or to employment, without regard to periods of temporary interruption of the membership or employment.

1.09 "DATE OF CALCULATION" means the earliest of the date of retirement, date of termination of employment, date of death or date of termination of the Plan.
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                                                                               2


1.10 "EARNINGS" means the total salary received by the Member from the Employer during the Plan Year, including any payment for commissions, bonuses and profit-sharing.

          Further, in respect of a Member who is Non-Connected Employee, Earnings for a Plan Year after 1990 shall include (in addition to the above) prescribed compensation during any qualifying period in that year, determined in accordance with Applicable Legislation.

1.11      "EFFECTIVE DATE" has the meaning so described Supplement A.

1.12      "EMPLOYEE" has the meaning so described in Supplement A.

1.13      "EMPLOYER" has the meaning so described in Supplement A.

1.14 "HIGHEST AVERAGE INDEXED EARNINGS" at any date means the average of the Member's highest three years of Indexed Earnings preceding that date or, if the Member has less than three years of Indexed Earnings, the average of such lesser number of years.

1.15 "INDEXED EARNINGS" means, for a given Plan Year, Earnings adjusted to the Date of Calculation to reflect increases after the year, or after 1986, if later, in the average weekly wages and salaries of the Industrial Aggregate as published by Statistics Canada.

1.16 "MEMBER" means an Employee who is enrolled as a Member of the Plan in accordance with Section 2 and includes a Member who has retired or terminated employment and continues to have rights under the Plan.

1.17      "NON-CONNECTED EMPLOYEE" means an Employee who is not a Connected
          Employee.

1.18 "PAST SERVICE PENSION ADJUSTMENT" of a Member for a calendar year means the accumulated past service pension adjustment of the Member for the year with respect to the Employer, determined as of the end of the year in accordance with Applicable Legislation.

1.19      "PENSIONABLE SERVICE" has the meaning so described in Supplement A.

1.20 "PENSION ADJUSTMENT" of a Member for a calendar year means the aggregate of all amounts each of which is the pension credit for the year in respect of the Employer under the terms of the Plan, determined in accordance with Applicable Legislation.

1.21  "PENSION FUND" has the meaning so described in this Plan.

1.22  "PLAN" has the meaning so described in Supplement A.

1.23 "PLAN YEAR" means the period from any January 1 to December 31 of the same calendar year.

1.24 "SAME-SEX PARTNER", in relation to a Member, means a person of the same sex who is living together in a conjugal relationship with the Member,

      (a)   continuously for a period of not less than three years, or

      (b) in a relationship of some permanence, if they are the natural or adoptive parents of a child, both as defined in the Family Law Act.

1.25  "SPOUSE", in relation to a Member, means,

      (a) if there is no person described in (b) below, a person of the opposite sex who is married to the Member, or

      (b) a person of the opposite sex who is not married to the Member and is living together in a conjugal relationship with the Member,

            (i)   continuously for a period of not less than three years, or

            (ii) in a relationship on some permanence, if such person and the Member are the natural or adoptive parents of a child, both as defined in the Family Law Act provided that the person so determined as the Member's Spouse under (a) or (b) above is not living separate or apart from the Member at the relevant time.

1.26 "TEMPORARY ABSENCE" means a period of absence from work in respect of a Member who is not a Connected Employee at any time after 1990.

      The aggregate of such periods of temporary absence shall not exceed 5 years. Periods of parenting leave up to 12 months each and to an aggregate of 3 years, may be added to the said 5 year limit. Period of parenting leave is as defined under Income Tax Regulation 8507(3)(b).

1.27 "YEARLY MAXIMUM PENSIONABLE EARNINGS" means the amount established each calendar year under the Canada/Quebec Pension Plan.

SECTION 2 - ELIGIBILITY AND MEMBERSHIP

2.01      Membership in the Plan is optional.

2.02 An Employee who elects to join the Plan shall become a Member of the Plan on the date of his commencement of employment with the Employer or the Effective Date, whichever is later.

2.03 To become a Member of the Plan, an Employee must complete an application form on which he designates a beneficiary and identifies his Spouse, if any.

2.04 A Member may not terminate membership in the Plan while employed by the Employer.

2.05 Every Member shall receive a written explanation of the pertinent provisions of the Plan and of any amendments to it together with an explanation of his rights and duties and any other information in accordance with Applicable Legislation. A copy of the Plan and related documents shall be available for inspection by any Member.

SECTION 3 - CONTRIBUTIONS

3.01      MEMBER CONTRIBUTIONS

          A Member is not required nor permitted to contribute to the Plan. All costs will be borne by the Employer.

3.02      EMPLOYER CONTRIBUTIONS

          The Employer shall pay into the Plan in monthly instalments within 30 days after the month for which contributions are payable, such amounts as are deemed "Employer eligible contributions". An Employer eligible contribution is a contribution made by the Employer to the Plan that is a prescribed contribution or complies with prescribed conditions as per Applicable Legislation and the contribution is made pursuant to the recommendation of the Actuary.

          Subject to any Applicable Legislation, the costs of performing actuarial and administrative services in relation to the Plan shall be paid out of the Pension Fund, unless the Employer decides to pay it directly.

SECTION 4 - RETIREMENT

4.01      NORMAL RETIREMENT

          A Member's Normal Retirement Date shall be the first of the month coincident with or next following the Member's 65th birthday.

4.02 The amount of annual pension accrued at any date and payable from Normal Retirement Date shall be as described in Supplement A.

4.03      EARLY RETIREMENT

          A Member may retire early on the first of any month within 10 years of his Normal Retirement Date.

4.04 The amount of annual pension payable at early retirement will be the lesser of (a) and (b) below:

          (a) the Actuarial Equivalent of the pension accrued to the date of early retirement and otherwise payable from the Member's Normal Retirement Date, and

          (b) the pension accrued to the date of early retirement and otherwise payable from the Member's Normal Retirement Date, reduced by the early retirement reduction factor prescribed by Income Tax Regulation 8503(3)(c).

4.05      LATE RETIREMENT

          A Member, who with the consent of the Employer remains in service after his Normal Retirement Date, may delay receipt of his pension to the first day of the month coincident with or following his actual retirement or the first day of the month prior to the end of the calendar year of his 69th birthday, whichever first occurs.

4.06 The amount of annual pension payable at late retirement shall be the sum of (a) and (b) below:

          (a) the Actuarial Equivalent of the pension accrued according to Supplement A to the Member's Normal Retirement Date,

          (b) the pension accrued according to Supplement A to the date of late retirement for each year, or part thereof, of Pensionable Service after the Member's Normal Retirement Date.

4.07      NORMAL FORM OF PENSION

          Pension payments will commence on the date that the Member actually retires and will be paid in equal monthly instalments of one-twelfth the annual amount.

          (a) Subject to the provisions set out in (c) below, if the Member does not have a Spouse at the time pension commences to be paid, pension payments shall cease with the last payment due prior to the Member's death or after 180 monthly payments have been made, whichever occurs later. If the Member were to die before the said 180 monthly payments had been made, then the Commuted Value of the remaining payments would be paid to the Member's beneficiary in a lump sum.

          (b) Subject to the provisions set out in (c) below, if the Member has a Spouse or a Same-Sex Partner at the time pension commences to be paid, pension payments shall be made throughout the Member's lifetime for a minimum of 60 monthly payments with the provision that after the death of the Member or after 60 monthly payments have been made, whichever occurs later, pension payments will continue to his Spouse or Same-Sex Partner throughout the lifetime of the Spouse or Same-Sex Partner at the rate of 66 2/3% of the Member's pension.

               If the Member were to die before the said minimum of 60 monthly payments had been made, then the said payments will continue in full to the surviving Spouse or Same-Sex Partner until the balance of the 60 monthly payments has been made and will then reduce to 66 2/3%. If the Spouse or Same-Sex Partner were also to die before the said minimum of 60 monthly payments had been made, then the Commuted Value of the remaining payments would be paid to the estate of the Member, in a lump sum.

          (c) Notwithstanding anything to the contrary, the parties who are entitled to the joint life and survivor pension under (b) above, may waive their entitlement to receive payment of such pension by delivering to the administrator of the Plan a written waiver in the manner and in the form prescribed by Applicable Legislation within 12 months prior to the date the pension is to commence. In that event the Member shall be deemed as not having a Spouse or Same-Sex Partner at the time pension commences to be paid and shall be entitled to receive the form of pension pursuant to (a) above.

4.08      INDEXATION

          The pension being paid under any provision of the Plan to a Member, his Spouse or Same-Sex Partner will be increased annually on January 1 each year, commencing from January 1 following the date of commencement of such pension.

          Such increases will be based on the average rate of increase in the Consumer Price Index during the previous calendar year, or part thereof, in respect of which pension payments were made, less 1%.

4.09      CASH SETTLEMENT OF SMALL PENSIONS

          If the annual pension benefit payable at Normal Retirement Date under any provision of the Plan is less than 2% of the Yearly Maximum Pensionable Earnings for the calendar year in which the Member retires, dies or terminates employment, then a lump sum equal to the Commuted Value of the pension shall be paid instead.

4.10      MAXIMUM PENSION LIMIT

          The maximum pension limit at any given time for lifetime retirement benefits shall not exceed the limit stipulated under the Income Tax Act as at that given time. The current limit is specified first for the year in which the pension commences to be paid and is stated as follows:

          (a)  In respect of Pensionable Service prior to January 1, 1990:

               The lesser of (i) and (ii) below:

               (i) 2% of the Member's Highest Average Indexed Earnings times the number of years of Pensionable Service prior to 1990, and

               (ii) $1,150 (or any higher limit allowed under Applicable
                    Legislation) times the number of years of Pensionable Service prior to 1990.

      (b)   In respect of Pensionable Service in the year 1990:

            The lesser of (i) and (ii) below:

            (i) 2% of the Member's Highest Average Indexed Earnings for the year 1990, and

            (ii) $1,722.22 (or any higher limit allowed under Applicable Legislation) times the fraction of the year 1990 that is Pensionable Service.

      (c) In respect of Pensionable Service of a Member, who is a Non-Connected Employee, on or after January 1, 1991:

            The lesser of (i) and (ii) below:

            (i) 2% of the Member's Highest Average Indexed Earnings times the number of years of Pensionable Service after 1990 as a Non-Connected Employee, and

            (ii) $1,722.22 (or any higher limit allowed under Applicable Legislation) times the number of years of Pensionable Service after 1990 as a Non-Connected Employee.

      (d) In respect of Pensionable Service of a Member, who is a Connected Employee, on or after January 1, 1991:

            The aggregate of the lesser of (i) and (ii) below:

            (i) 2% of the Member's Indexed Earnings for each year as a Connected Employee, and

            (ii) $1,722.22 (or any higher limit allowed under Applicable Legislation) times the fraction of each year that is Pensionable Service as a Connected Employee.

      The number of years of Pensionable Service prior to January 1, 1991 shall not exceed 35.

After a pension commences, the maximum pension limit is the limit for the year of pension commencement (as described above) adjusted from that time in accordance with increases in the Consumer Price Index as prescribed by Applicable Legislation.

The above rule applies to all pension benefits payable under the Plan including any amount payable to the Member's Spouse or Same-Sex Partner as a result of breakdown of marriage or conjugal relationship, whether payable upon retirement, termination of employment or termination of the Plan.

SECTION 5 - OPTIONAL FORMS OF PENSION

5.01 A Member who has no Spouse or Same-Sex Partner shall not be permitted to elect any of the following optional forms of pension.

          A Member who has a Spouse or Same-Sex Partner may, by written designation to the Employer, elect to have his pension paid in one of the optional forms described in Section 5.02 instead of in the normal form described in Section 4.07(b).

          The election of this optional form of pension may be rescinded at any time before pension payments commence but may not be rescinded after the commencement of pension payments.

          The amount of this optional form of pension shall be the Actuarial Equivalent of the pension otherwise payable in the normal form pursuant to Section 4.07(b).

5.02 A reduced amount of pension would be payable throughout the Member's lifetime, with the provision that after the death of the Member, payments shall continue,

          (a) in full without a guaranteed period or with a guaranteed period from the commencement date of the Member's pension of 60, 120 or 180 monthly payments, or

          (b) reduced to two-thirds with a guaranteed period from the commencement date of the Member's pension of 120 or 180 monthly payments during the lifetime of the Member's Spouse or Same-Sex Partner if such Spouse or Same-Sex Partner is then living. The level at which payments continue shall be in accordance with the Member's election stated at the time of electing this option.

          If the Member, his Spouse or Same-Sex Partner dies before pension payments commence, the election of this option will be automatically cancelled.

SECTION 6 - BENEFITS ON TERMINATION OF EMPLOYMENT

6.01 A Member who terminates employment prior to Normal Retirement Date shall receive, in accordance with the Member's election, either (i) a lump sum return of the Commuted Value of the pension accrued to the date of termination, or (ii) a deferred pension payable from Normal Retirement Date in the normal form described in Section 4.07. The amount of the deferred pension shall be equal to the amount of pension accrued under the Plan in accordance with Section 4.02 up to the date of termination.

6.02 Notwithstanding anything to the contrary stated in Section 6.01, if a Member terminates employment prior to Normal Retirement Date and at the date of termination of employment the Member has been a Member of the Plan for a Continuous period of at least 2 years, such Member will not be entitled to a lump sum return but instead shall receive the deferred pension described in Section 6.01. This deferred pension is not capable of surrender or commutation during the lifetime of the Member.

6.03 A Member in service who is within 10 years of attaining Normal Retirement Date and would be entitled to a deferred pension on termination of employment pursuant to Section 6.02 is entitled upon termination of employment or on wind-up of the Plan in whole or in part to receive an early retirement pension in accordance with Section 4.04. Similarly, a Member who has terminated employment may elect to receive an early retirement pension in accordance with Section 4.04, if he is entitled to a deferred pension pursuant to Section 6.02 and is within 10 years of attaining Normal Retirement Date.

      An election under the above provisions shall be made in writing, signed by the Member and delivered to the administrator of the Plan.

6.04 A member, who terminates employment and is entitled to a lump sum return described in Section 6.01, may have his lump sum return, in whole or in part, transferred in accordance with Applicable Legislation, to a registered retirement savings plan or the registered pension plan of his new employer where that plan so permits.

SECTION 7 - BENEFITS OF DEATH

7.01      BENEFICIARIES

          A Member may designate a beneficiary to receive after his death any benefits due under the Plan which are not payable to the Member's Spouse or Same-Sex Partner. A Member may alter or revoke such designation, within the limits set by Applicable Legislation, by notification in writing to the Employer, or by a will. Any payments due to the Member's beneficiary under the Plan will be made in a lump sum. If a beneficiary has not been designated or if the designated beneficiary predeceases the Member, any payments due under the Plan will be made to the Member's estate in a lump sum.

7.02      DEATH IN SERVICE PRIOR TO COMMENCEMENT OF PENSION

          If a Member dies while in service of the Employer prior to commencement of the deferred pension to which he would have been entitled under Section 6, had his employment terminated immediately before his death, the surviving Spouse or Same-Sex Partner, if any, may elect to receive:

          (a) a lump sum payment equal to the Commuted Value of the said deferred pension, or

          (b) An immediate pension or a deferred pension payable in equal monthly instalments (the deferred pension to commence prior to the 69th birthday of the Spouse or Same-Sex Partner, or if later, within 1 year after the Member's death), the present value of which does not exceed the present value of the said deferred pension. Further, the said pension shall be payable throughout the lifetime of the Spouse or Same-Sex Partner without a guaranteed period or with a guaranteed period not in excess of 180 monthly payments.

          If the Spouse or Same-Sex Partner does not make the said election within the time prescribed by Applicable Legislation, the Spouse or Same-Sex Partner shall be deemed to have elected an immediate pension.

          Notwithstanding anything to the contrary, the Spouse or Same-Sex Partner may waive his entitlement of the above benefit in the manner and form prescribed by Applicable Legislation. In that event the Member shall be deemed as not having a Spouse or Same-Sex Partner on the date of his death.

          If the Member does not have a Spouse or Same-Sex Partner on the date of his death, or is living separate or apart from his Spouse or Same-Sex Partner on that date, the Member's beneficiary or his estate, as the case may be, will receive a lump sum payment equal to the Commuted Value of the deferred pension mentioned in (a) above.

7.03      DEATH AFTER PENSION PAYMENTS HAVE COMMENCED

          If a Member dies after pension payments have commenced, any payments due according to the normal or optional forms of pension applicable to the Member will be made as set out in Section 4.07 or Section 5.

7.04      DEATH AFTER TERMINATION OF EMPLOYMENT

          If a Member, who is entitled to a deferred pension on termination of employment in accordance with Section 6, dies before Normal Retirement Date, his death benefits will be paid in accordance with Section 7.02 as if he died in service prior to commencement of pension.

                                                                              15
SECTION 8 - PORTABILITY


8.01 (a) Subject to Section 8.02, a Member who terminates employment before becoming eligible to retire and who is entitled to a deferred pension in accordance with provisions of Section 6, may require the administrator of the Plan to pay the Commuted Value of the deferred pension:

          (i) to the pension fund to provide benefits related to another registered pension plan in respect of the Member, if the administrator of the other pension plan agrees to accept the payment; or

          (ii)      into a prescribed retirement savings arrangement, or

          (iii) for the purchase for the Member of a deferred life annuity which will not commence before the earliest date on which the Member would have been entitled to receive payment of pension benefits under the Plan.

     (b) The following are prescribed retirement savings arrangements under Applicable Legislation for the purposes of (ii) above:

          (i)       a registered retirement savings plan (under the Income Tax
                    Act) or any locked-in retirement account (under applicable provincial legislation); as the case may be, or

          (ii) a life income fund or locked-in retirement income fund (under applicable provincial legislation) that meets the requirements for a registered retirement income fund (under the Income Tax Act).


     (c) Notwithstanding anything to the contrary in (a) above, a life income fund and a locked-in retirement income fund both referred to in b(ii) above will only be available to a Member who terminates employment on or after the attainment of age 54.

8.02 Amounts transferred in accordance with Section 8.01 shall not exceed the maximum amount prescribed under the Income Tax Act. Any excess of the Commuted Value over the amount transferred shall be paid to the Member in a lump sum.

SECTION 9 - LEAVES OF ABSENCE

9.01      TEMPORARY ABSENCES

          Subject to provisions set out in Section 9.03, if, with the consent of the Employer, a Member is temporarily absent from active duty and is receiving Earnings, pension under the Plan will continue to accrue during such absence.

9.02 If, with the consent of the Employer, a Member is temporarily absent from active duty and is not receiving Earnings, the previously credited pension shall not be affected but pension under the Plan shall not continue to accrue during such absence.

9.03 In respect of a Member who is a Connected Employee anytime after 1990, pension under the Plan shall not continue to accrue during a period of Temporary Absence.

9.04      PREGNANCY AND PARENTAL LEAVE

          In accordance with the provisions of the Ontario Employment Standards Amendment Act, 1990, when a Member who is a Non-Connected Employee is granted pregnancy or parental leave, without pay, the Member continues to participate in the Plan and accrue benefits thereunder during such leave, unless the Member gives the Employer a written notice that he elects not to participate in the Plan, in which event, no benefits shall accrue during such period of leave.

9.05 Unless the Member has given the Employer the written notice referred to in the foregoing Section 9.04, the Employer shall during such leave continue to make the Employer Contributions in accordance with
          Section 3.02, subject to the condition that the aggregate of such periods of leave, attributable to a Member's parenting leave, during which pension accrues, shall not exceed 3 years.

9.06      WORKER'S COMPENSATION

          Where a Member who is a Non-Connected Employee is absent from work due to a work-related injury in accordance with the Workers' Compensation Amendment Act, 1989, he continues to participate in the Plan and accrue benefits for one year after the date the injury occurred. For this purpose, the Member shall be deemed, for one year after the date the injury occurred, to continue to be employed by the Employer on the date of the injury.

9.07 The Employer shall made Employer Contributions, in accordance with Section 3.02, throughout the first year after the injury to the Member in order to provide benefits under the Plan in respect of the Member when he is absent from work because of injury.

SECTION 10 - PENSION FUND


10.01 The Employer shall establish a Pension Fund to be held under an agreement or agreements with a trust company or companies, under a contract or contracts with an insurance company or companies to be selected by the Employer, or a combination thereof, into which all contributions for the purposes of the Plan shall be deposited. The Pension Fund shall not form any part of the revenue or assets of the Employer.

10.02 Investments and re-investments of the Pension Fund shall be restricted to securities and loans of a class permitted by Applicable Legislation.

10.03 If at any time a surplus arises from the operation of the Plan which is not required to meet the actuarial liability existing thereunder, as determined by the Actuary, such surplus, subject to any Applicable Legislation or any moratorium on surplus withdrawal in effect at the time, may be returned to the Employer or may be applied against the Employer's obligations towards the costs of benefits arising under the Plan in regard to current and subsequent years, or, may be used to provide additional benefits on behalf of Members of the Plan.

SECTION 11 - CHANGE OR TERMINATION OF THE PLAN

11.01 The Employer intends to maintain the Plan in force but reserves the right to amend or discontinue the Plan.

11.02 If the Plan is amended, the benefits provided in respect of remuneration and service prior to the date of amendment shall not be adversely affected. Replacement of the Plan by another shall be considered as an amendment to the Plan.

11.03 If the Plan is discontinued, the assets of the Plan will be allocated to Members of the Plan to provide pensions and other benefits according to their entitlements under the terms of the Plan.

11.04 If there are any assets remaining after the liabilities for all benefits accrued under the Plan have been met, they shall be returned to the person or persons described in Supplement A, subject to any Applicable Legislation or any moratorium on surplus withdrawal in effect at the time.

11.05 It is specifically provided that, if a surplus arising out of termination of the Plan is applied to increase benefits to Members of the Plan the total resulting benefits accruing to a Member shall not exceed the limits as described in Section 4.10.

11.06 In order to avoid the revocation of the registration of the Plan, nothing contained herein shall prevent

          (a) the Employer from amending the Plan at any time to reduce the benefits provided for a Member with respect to employment, and

          (b) to return to the Employer the contributions made under the Plan by the Employer on behalf of a Member.

SECTION 12 - GENERAL

12.01 The Employer shall be the administrator of the Plan and shall be responsible for the overall operation and administration of the Plan. The Employer shall decide all questions relating to Earnings, Pensionable Service, membership, eligibility, retirement, and the calculation of benefits under the Plan. The Employer's decision shall be final and binding upon all persons affected thereby and shall be made in such a way as not to discriminate against any Employee or Member.

12.02 Evidence of age must be produced, by a Member, his Spouse or his Same-Sex Partner who will be entitled to a pension, if requested by the Employer.

12.03 No benefit provided under the Plan is capable of being assigned, charged, anticipated, given as security or surrendered.

          For the purposes of this Section, an assignment does not include:

          (a) an assignment pursuant to a decree, order or judgment of a competent tribunal or a written agreement in settlement of rights arising as consequence of a marriage breakdown or other conjugal relationship between a Member, his Spouse, former Spouse, Same-Sex Partner or former Same-Sex Partner, or

          (b) an assignment by the legal representative of a deceased Member on the distribution of the Member's estate.

          Further, a surrender does not include a reduction in benefits to avoid the revocation of the registration of the Plan as described in
          Section 11.06.

12.04 None of the benefits provided under the terms of the Plan are subject to the claim of or to execution, attachment, garnishment or other legal or equitable process by any creditor of a Member or of any other recipient of benefits except as specifically required or permitted under Applicable Legislation.

12.05 Where amounts such as Member's Pension Adjustments and/or Past Service Pension Adjustments are determined under the Income Tax Act Regulations with respect to the Plan, such amounts shall not be inappropriate having regard to the said Regulations and for purposes for which the amounts are determined.

          In addition, where a Member's Pension Adjustment exceeds the maximum limits set out under the Income Tax Act, the Plan shall become revocable unless the provisions of Section 11.06 are complied with.

12.06 Subject to Applicable Legislation, the sex of a Member or other beneficiary under the Plan shall not be taken into account in,

          (a) determining the pension benefits or the Commuted Value of pension benefits that the Member or other beneficiary is or may become entitled to,

          (b)       the provision of eligibility of membership,

          (c)       the provision of ancillary benefits under the Plan.

12.07 Upon breakdown of marriage or conjugal relationship, the pension benefits accrued during the course of marriage or conjugal relationship shall be divided between the parties in accordance with the Applicable Legislation affecting matrimonial property.

12.08 Each Member shall receive annually a written statement containing information in respect of the Plan, the Member's pension benefits and any ancillary benefits, as prescribed by Applicable Legislation.

12.09 On retirement, termination of employment or death of a Member, such Member, his Spouse, Same-Sex Partner or beneficiary, as the case may be, shall receive a written statement showing the benefits to which he is entitled, as prescribed by Applicable Legislation.

                                  SUPPLEMENT A

A1   "EFFECTIVE DATE" means January 1, 2002.

A2 "EMPLOYEE" means an executive employee of the Employer who has been classified as such by the Employer.

A3   "EMPLOYER" means Communication & Power Industries Canada Inc.

A4 "NORMAL RETIREMENT PENSION": The amount of annual pension accrued at any date and payable from Normal Retirement Date shall be as follows:

     (a) 2% of the Member's Highest Average Indexed Earnings multiplied by the period of Pensionable Service prior to January 1, 1991;

          plus

     (b) the aggregate of 2% of the Member's Indexed Earnings for each year, or part thereof, that is Pensionable Service on or after January 1, 1991.

A5 "PENSIONABLE SERVICE" means (subject to the provisions of Section 9) the number of years and completed months (with completed months counted as a fraction of a year) of Continuous service in Canada with the Employer from the incorporation date of the company and all pensionable service recognized under The Retirement Plan of Communications & Power Industries Canada Inc. (registration number 1020429).

A6 "PLAN" means the Pension Plan for Executive Employees of Communication & Power Industries Canada Inc. (As Applicable to Joe Caldarelli) as set out in this document and includes any future amendment, additions thereto or substitutions therefore.

A7  "SURPLUS WITHDRAWAL": The surplus on termination of the Plan referred to in
     Section 11.04 of the Plan shall be returned to the employee.

STANDARD LIFE CLIENT NUMBER RS102249-S0521